UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 7, 2005
COLLEGIATE PACIFIC INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-17293 (Commission File Number)	22-2795073 (IRS Employer Identification No.)

13950 Senlac Drive, Suite 100, Dallas, Texas (Address of principal executive offices)	75234 (Zip Code)
Registrant’s telephone number, including area code (972) 243-8100
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
     On September 7, 2005, Collegiate Pacific Inc. (“Collegiate Pacific”) and Sport Supply Group, Inc. (“Sport Supply”) entered into a definitive merger agreement (the “Merger Agreement”) pursuant to which Collegiate Pacific will acquire the remaining outstanding shares of Sport Supply that it does not already own. Pursuant to the terms of the Merger Agreement, Collegiate Pacific will acquire the remaining outstanding shares of Sport Supply for $6.74 per share through the exchange .56 of a share of Collegiate Pacific common stock for each share of Sport Supply common stock. The exchange ratio is based on recent average trading prices for Collegiate Pacific common stock and a price of $6.74 per share of Sport Supply common stock.
     The Merger Agreement has been approved by the Collegiate Pacific board of directors and also by the Sport Supply board of directors on the recommendation of a special committee after the receipt of an independent fairness opinion that the transaction is fair to the minority Sport Supply stockholders from a financial point of view.
     The proposed merger is subject to approval by the stockholders of Collegiate Pacific and Sport Supply. The Company currently owns approximately 53% of the outstanding shares of Sport Supply’s common stock and has agreed to vote those shares in favor of adoption of the Merger Agreement. In addition, the proposed merger is subject to the listing of the shares of Collegiate Pacific stock to be issued in the merger on the American Stock Exchange and the satisfaction of other closing conditions. The Merger Agreement also contains termination rights for both Collegiate Pacific and Sport Supply.
     The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. A copy of the press release announcing the merger is filed as Exhibit 99.1 hereto.
     Collegiate Pacific intends to file a registration statement on Form S-4 with the Securities and Exchange Commission containing a proxy statement/prospectus in connection with the proposed merger. The proxy statement/prospectus will be mailed to the stockholders of Collegiate Pacific and Sport Supply to consider and vote upon the proposed merger. Investors and stockholders are urged to carefully read the proxy statement/prospectus and other relevant materials filed with the Securities and Exchange Commission when they become available because they will contain important information about Collegiate Pacific, Sport Supply, the merger and other related matters. Investors and stockholders may obtain free copies of these documents (when they are available) and other documents filed by Collegiate Pacific at the Securities and Exchange Commission’s web site at www.sec.gov. These documents can also be obtained for free from Collegiate Pacific by directing such request to Collegiate Pacific’s Investor Relations at (972) 243-8100.

     Collegiate Pacific and its executive officers, directors and other members of management and employees may be deemed to be participants in the solicitation of proxies from Collegiate Pacific’s stockholders in connection with the proposed merger. Information regarding Collegiate Pacific’s participants in the solicitation is available in Collegiate Pacific’s proxy statements and Annual Reports on Form 10-KSB previously filed with the Securities and Exchange Commission, and in the proxy statement/prospectus relating to the merger when it becomes available.
Item 9.01 Financial Statements and Exhibits.

2.1*	Agreement and Plan of Merger, dated as of September 7, 2005, by and among Collegiate Pacific Inc., CP Merger Sub, Inc. and Sport Supply Group, Inc. (previously filed as Exhibit 2.1 to the registrant’s Current Report on Form 8-K filed on September 8, 2005).

99.1**	Press Release dated September 8, 2005 (previously filed as Exhibit 99.1 to the registrant’s Current Report on Form 8-K filed in September 8, 2005).

*	The schedules to this agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any of the schedules to the Securities and Exchange Commission upon request.

**	The second, sixth, seventh, eighth and ninth paragraphs of this exhibit and the financial tables included therein have been previously furnished pursuant to Item 2.02. The remainder of the press release is deemed filed and incorporated by reference herein.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
COLLEGIATE PACIFIC INC.

September 9, 2005	By:	/s/ William R. Estill
William R. Estill
Chief Financial Officer

COLLEGIATE PACIFIC INC.
EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION
2.1*	Agreement and Plan of Merger, dated as of September 7, 2005, by and among Collegiate Pacific Inc., CP Merger Sub, Inc. and Sport Supply Group, Inc. (previously filed as Exhibit 2.1 to the registrant’s Current Report on Form 8-K filed on September 8, 2005)

99.1**	Press Release dated September 8, 2005 (previously filed as Exhibit 99.1 to the registrant’s Current Report on Form 8-K filed in September 8, 2005)

*	The schedules to this agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any of the schedules to the Securities and Exchange Commission upon request.

**	The second, sixth, seventh, eighth and ninth paragraphs of this exhibit and the financial tables included therein have been previously furnished pursuant to Item 2.02. The remainder of the press release is deemed filed and incorporated by reference herein.